Press Release
Exhibit 99.2

ACUITY BRANDS, INC.
DECLARES QUARTERLY DIVIDEND AND ANNOUNCES ANNUAL MEETING DATE

ATLANTA, October 6, 2020 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; “Company”) today declared a quarterly dividend of $0.13 per share. The dividend is payable on November 2, 2020 to shareholders of record on October 19, 2020.
The Company will hold its Annual Meeting of Stockholders at 11:00 a.m. ET on Wednesday, January 6, 2021.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We design, manufacture, and bring to market innovative products and services that make the world more brilliant, productive, and connected including building management systems, lighting, lighting controls, and location-aware applications.  Based in Atlanta, Georgia, with operations across North America, Europe, and Asia, we are powered by approximately 12,000 dedicated and talented associates. Visit us at www.acuitybrands.com.

Company Contact:
Pete Shannin
Acuity Brands, Inc.
pete.shannin@acuitybrands.com
(770) 860-2873